DHI Group, Inc. Announces Timing of Third Quarter 2016 Results and Preliminary Third Quarter Performance
New York, New York, October 17, 2016 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading provider of data, insights and employment connections through our specialized services for professional communities in technology and security clearance, financial services, energy, healthcare and hospitality, today announced it will host a conference call to discuss third quarter 2016 financial results on Tuesday, November 1, 2016 at 8:30 AM Eastern Time. Hosting the quarterly earnings call will be Michael Durney, President and Chief Executive Officer. A press release with third quarter financial results will be issued prior to the conference call that morning.
Preliminary Q3 Performance Update
Based on preliminary analysis, third quarter 2016 results will be below the Company’s previous outlook, as follows:

($ in millions, except EPS)	Preliminary Q3 2016 Results	July 27 Q3 2016 Outlook
Revenues	$ 56.0	$57.5 - $58.5
Total Adjusted EBITDA	$ 14.8	$16.0 - $17.0
Diluted earnings per share (excluding the impact of impairment of intangible assets and goodwill)[1]	$ 0.10	$0.11 - $0.12
1 The Company may incur an impairment charge related to goodwill and intangible assets of up to $25 million pre-tax during the third quarter of 2016. The impairment analysis has not yet been completed and, as a result, the Company is unable to estimate Net Income or Diluted Earnings Per Share on a GAAP basis or provide a reconciliation of Net Income on a GAAP basis to Total Adjusted EBITDA at this time.
The differences from the third quarter 2016 outlook issued on July 27, 2016 in conjunction with second quarter 2016 results are primarily due to lower than expected sales of traditional recruitment products in our core talent acquisition brands, slower than expected adoption of new pay-for-performance products, changes in customer usage patterns — specifically in healthcare — and slowness related to ongoing uncertainty around Brexit. We believe these factors will continue to impact our business in the fourth quarter. The Company will provide an update on its business operations and full-year 2016 outlook when it reports full third quarter 2016 results. In addition, the Company will provide an update on the business strategy review it has undertaken over the past few months.
“The talent acquisition industry in which we operate continues to evolve at an accelerating pace, and as we evolve with it challenging periods are inevitable,” said Michael Durney, President and CEO of DHI Group, Inc. “We remain optimistic that our strong brands in key professional verticals coupled with our growth initiatives will position us as a leading talent solution for employers and career resource for professionals, and ultimately enhance shareholder value.”

Preliminary third quarter results are subject to change consistent with the completion of our normal quarter-end accounting procedures.
Conference Call Information
Shareholders, investors and analysts may register for the call in the following ways:

•	Pre-register to receive a unique PIN to gain immediate access on the day of the call. You can pre-register for the call by clicking here.

•	Join the call, without pre-registering, on the day of the event by dialing 1-866-777-2509 or for international callers by dialing 1-412-317-5413. Please ask to be joined to the DHI Group, Inc. call.

•	Listen to the webcast live from the Company’s website in the Investor Relations section under Presentations & Events at www.dhigroupinc.com
A replay will be available one hour after the call and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the replay passcode is 10094699. The replay will be available until November 8, 2016.
Investor Contact
Brendan Metrano
VP, Investor Relations
DHI Group, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
Director, Corporate Communications
DHI Group, Inc.
212-448-8288
media@dhigroupinc.com
About DHI Group, Inc.
DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for professional communities including technology and security clearance, financial services, energy, healthcare and hospitality. Our mission is to empower professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source and hire the most qualified professionals in select and highly-skilled occupations, while professionals use our websites and services to find the best employment opportunities in and the most timely news and information about their respective areas of expertise. For over 25 years, we have built our company on providing employers and recruiters with efficient access to high-quality, unique professional communities, and offering the professionals in those communities access to highly-relevant career opportunities, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”) provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.
We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We also present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information without limitation concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.